EXHIBIT 3.23
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CHESTERFIELD/MARLBORO, L.P.
This Certificate of Limited Partnership is made, executed and dated as of February 27, 1995 by Dynamic Health, Inc., as general partner of Chesterfield/Marlboro, L.P., pursuant to Sections 17-101 to 17-1109 of the Delaware Revised Uniform Limited Partnership Act, as amended.
FIRST: The name of the limited partnership is:
CHESTERFIELD/MARLBORO, L.P.
SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City or Wilmington, County of New Castle 19801. The name of its registered agent at such address is The Corporation Trust Company.
THIRD: The name and the business mailing address of the sole general partner is:
Dynamic Health, Inc.
550 North Reo Street
Suite 300
Tampa, Florida 33609-1013
IN WITNESS WHEREOF, the undersigned, the sole general partner of Chesterfield/Marlboro, L.P., has executed this Certificate as of the 27th day of February, 1995.
CHESTERFIELD/MARLBORO, L.P.

By:	Dynamic Health, Inc.,
its general partner
By: /s/ Jonathan J. Spees,
Jonthan J. Spees,
Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/29/1996
960220551 — 2484564
CERTIFICATE TO RESTORE TO GOOD STANDING
A DELAWARE LIMITED PARTNERSHIP
PURSUANT TO TITLE 6, SEC. 17-1109
1. Name of Limited Partnership: Chesterfield/Marlboro, L.P.
2. Date of original filing with Delaware Secretary of State:
2/27/95.
Dynamic Health, Inc., General Partner of the above-named limited partnership, does hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.
The General Partner does hereby request this limited partnership be restored to Good Standing.
Dated: July 29, 1996
DYNAMIC HEALTH, INC.,
a Delaware corporation
as General Partner
By: /s/ Richard J. Pajor
Richard J. Pajor
Chief Financial Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/14/1996
960238022 — 2484564
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CHESTERFIELD/MARLBORO, LP., a Delaware limited partnership
This Certificate of Amendment of the Certificate of Limited Partnership is made, executed and dated as of August 14. 1996 by Dynamic Health, Inc. and Community GP Corp., as general partners of Chesterfield/Marlboro, L.P., pursuant to Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, as amended.
FIRST: The name of the limited partnership is: Chesterfield/Marlboro, L.P.
SECOND: Article THIRD of the Certificate of Limited Partnership is hereby amended in its entirety to read as follows:
THIRD: The names and the business mailing addresses of the general partners are:
Dynamic Health, Inc.
One Harbour Place
777 South Harbour Island Boulevard
Suite 890
Tampa, Florida 33602
Community GP Corp.
c/o Community Health Systems, Inc.
155 Franklin Road
Suite 400
Brentwood, Tennessee 37027-4600
THIRD: The effective time of this Certificate of Amendment of Certificate of Limited Partnership shall be 11:58 PM on August 14, 1996.

IN WITNESS WHEREOF, the undersigned, the general partners of CHESTERFIELD/MARLBORO, L.P., have executed this Certificate as of the 14th day of August, 1996.
DYNAMIC HEALTH, INC.
By: /s/ Jonathan J. Spees
Jonathan J. Spees
Assistant Secretary
COMMUNITY GP CORP.
By: /s/ Tyree G. Wilburn
Tyree G. Wilburn
Executive Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/15/1996
960239406 — 2484564
CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CHESTERFIELD/MARLBORO, LP., a Delaware limited partnership
This Certificate of Amendment of the Certificate of Limited Partnership is made, executed and dated as of August 14, 1996 by Community GP Corp., as general partner of Chesterfield/Marlboro, LP., pursuant to Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, as amended.
FIRST: The name of the limited partnership is:
Chesterfield/Marlboro, LP.
SECOND: Article THIRD of the Certificate of Limited Partnership is hereby amended in its entirety to read as follows:
THIRD: The name and the business mailing address of the general partner is:
Community GP Corp.
c/o Community Health Systems, Inc.
155 Franklin Road
Suite 400
Brentwood, Tennessee 37027-4600
IN WITNESS WHEREOF, the undersigned, the general partner of CHESTERFIELD/MARLBORO, LP., has executed this Certificate as of the 14th day of August, 1996.
COMMUNITY GP CORP.
By: /s/ Tyree G. Wilburn
Tyree G. Wilburn
Executive Vice President

AMENDMENT TO THE CERTIFICATE OF
LIMITED PARTNERSHIP OF
CHESTERFIELD/MARLBORO, L.P.
This Amendment to the Certificate of Limited Partnership of Chesterfield/Marlboro, L.P. (the “Limited Partnership”), made by Community GP Corp., the general partner of the Limited Partnership, pursuant to the provisions of Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, as amended.
FIRST: The name of the Limited Partnership is Chesterfield/Marlboro, L.P.
SECOND: The Second provision of the Certificate of Limited Partnership is hereby amended in its entirety to read as follows:
“The address of its registered office in the State of Delaware is 1013 Centre Road, Wilmington, New Castle County, Delaware and the name of its registered agent at such address is Corporation Service Company.”
THIRD: This Amendment to the Certificate of Limited Partnership shall be effective upon filing by the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, the undersigned, the general partner of the Limited Partnership, has executed this Amendment as of the 24th day of October, 1996.
Community GP Corp.
By: /s/ Sara Martin-Michels
Sara Martin-Michels
Assistant Secretary
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 10/31/1996
960317920 — 2484564

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/28/1998
981299291 — 2484564
FILE NO.: 2484564
STATE OF DELAWARE
CERTIFICATE TO RESTORE TO GOOD
STANDING A DELAWARE LIMITED PARTNERSHIP
(Pursuant to Title 6, Sec. 17-1109)
1. Name of Limited Partnership:
CHESTERFIELD/MARLBORO, L.P.
2. Date of original filing with Delaware Secretary of State: FEBRUARY 27, 1995.
I, Virginia D. Lancaster, Assistant Secretary of Community G.P. Corp., General Partner or Liquidating Trustee of the above named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.
I do hereby request this limited partnership be restored to Good Standing.
By: /s/ Virginia D. Lancaster
on behalf of General Partner, Community G.P. Corp.
or
Liquidating Trustee
Name: Virginia D. Lancaster
Type or Print

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:49 PM 11/05/2003
FILED 07:17 PM 11/05/2003
SRV 030712470 — 2484564 FILE
CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CHESTERFIELD/MARLBORO, L.P.
CHESTERFIELD/MARLBORO, L.P. (hereinafter called the “partnership”), a limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”), for the purpose of amending Certificate of Limited Partnership filed with the office of the Secretary of State of Delaware on Feb. 27, 1995, hereby certifies that:
1. The name of the limited partnership is CHESTERFIELD/MARLBORO, L.P.
2. Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 9 East Loockerman Street, Suite 1B, Dover, Delaware 19901, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to National Registered Agents, Inc.
The undersigned, a general partner of the partnership, executes this Certificate of Amendment on October 23, 2003
/s/ Community GP Corp by Kimberly A. Wright, Asst. Sec.
General Partner
Printed Name and Title: Kimberly A. Wright, Asst. Sec.